[HONEYWELL LOGO]

                                                                      Exhibit 99

News Release

Contacts:
Media                                           Investor Relations
Robert C. Ferris                                Nicholas Noviello
(973) 455-3388                                  (973) 455-2222
rob.ferris@honeywell.com                        nicholas.noviello@honeywell.com

  HONEYWELL 2004 EARNINGS PER SHARE $1.68; CASH FROM OPERATIONS $2.3 BILLION; FOURTH QUARTER EARNINGS PER SHARE $0.49 AND CASH FROM OPERATIONS $766 MILLION;
             2005 EARNINGS PER SHARE RANGE INCREASED TO $1.95-$2.05

         MORRIS TOWNSHIP, N.J., January 28, 2005 -- Honeywell (NYSE: HON) today announced 2004 full-year earnings of $1.68 per share, in line with prior guidance and up 9% versus 2003. Sales of $25.6 billion were up 11% compared to 2003, resulting from organic growth in all four operating segments. Full-year cash flow from operations was $2.3 billion and free cash flow (cash flow from operations less capital expenditures) was $1.6 billion.

         Fourth quarter earnings were $0.49 per share, in line with prior guidance and up 4% versus 2003. Sales of $6.6 billion were up 7% from 2003, including the impact of fewer reporting days in the fourth quarter versus prior year. Free cash flow was $540 million.

         "In 2004, Honeywell experienced strong organic growth in each of its operating segments, exceeded its sales, earnings and cash targets, and executed on key acquisitions and divestitures," said Honeywell Chairman and Chief Executive Officer Dave Cote. "We announced a 10% increase in our dividend, our first increase in five years, and moved to bolster our Automation and Control Solutions business with our announced offer to acquire the shares of Novar plc. Overall, 2004 was a year of significant progress across the company."

         "In the fourth quarter, we continued to experience improvements in our end markets and results from our investments in growth initiatives," continued Cote. "Aerospace won new contracts on Boeing's 7E7 Dreamliner, continued to grow its strong defense business and benefited from another quarter of increased global flying hours. Automation and Control Solutions continued to experience orders growth in both Building and Process Solutions, with key installation, energy retrofit and overseas contract wins. In Transportation Systems, Turbo



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                                                            Q4-Year End Earnings
                                                                          Page 2


Technologies recorded its tenth consecutive quarter of double-digit sales growth. Specialty Materials continued to grow its core portfolio and completed the divestiture of its non-core Performance Fibers business."

         Honeywell increased its 2005 EPS range to $1.95-$2.05, in light of strong order rates, as well as lower than anticipated 2005 non-cash pension expense.

         Honeywell will review its results during its investor webcast at 8:00 a.m. ET today. The webcast and related presentation materials will be available at www.honeywell.com/investor.

                                    * * * * *

Fourth Quarter Segment Highlights

Sales comparisons set forth below include the impact of fewer reporting days in the 2004 fourth quarter versus prior year.

Aerospace

         o Sales were up 7%, compared with the fourth quarter of 2003, as a result of 10% growth in Commercial and 4% growth in Defense and Space sales.

         o Segment margins were 16.9%, compared with 15.9% a year ago, due to strong volume and productivity gains.

         o Honeywell's Astreon'TM' light emitting diode systems were selected for flight critical exterior lighting on Boeing's 7E7 Dreamliner. This is Honeywell's fourth award on the 7E7, bringing the total potential program value to in excess of $2.6 billion.

         o The Department of Defense awarded Honeywell a $40 million contract to develop an Organic Air Vehicle for extended range operation in adverse weather to provide battlefield and/or area surveillance and reconnaissance.

Automation and Control Solutions

         o Sales were up 4%, compared with the fourth quarter of 2003, as a result of organic growth and favorable foreign currency exchange, offset by the impact of the second quarter divestiture of Security Monitoring.

         o Segment margins were 12.1%, compared with 12.3% a year ago, reflecting favorable volume conversion, more than offset by continued investment and the impact of the divestiture of Security Monitoring.

         o Honeywell acquired majority ownership in its Tata Honeywell joint venture in Pune, India, providing a platform for growth in the region.

         o Building Solutions established a new standard in seaport safety and security to meet U.S. Department of Homeland Security requirements and was awarded over $7 million in contracts to install digital surveillance systems for the Ports of San Juan, Puerto Rico and Mobile, Alabama.

         o Process Solutions was awarded a $60 million contract for an automation project at Naftec Spa's refinery in Arzew, Algeria.




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                                                            Q4-Year End Earnings
                                                                          Page 3


Transportation Systems

         o Sales were up 13%, compared with the fourth quarter of 2003, primarily due to continued strong demand for our proprietary Turbo technologies.

         o Segment margins were 12.8%, compared with 13.2% a year ago, due to increased raw material prices partially offset by strong volume conversion.

         o Turbo Technologies was selected by Daewoo Motors of South Korea to provide its latest generation VNT turbo technology for Daewoo's 2.0-liter diesel.

         o Consumer Products Group continued to introduce new, high value products with its rollout of FRAM'r' High Mileage oil filters.

Specialty Materials

         o Sales were up 9%, compared with the fourth quarter of 2003, as a result of continued growth in core businesses and improved pricing.

         o Segment margins were 5.4%, compared with 4.7% a year ago, due to increases in price and core volume, partially offset by higher raw material costs in non-core businesses.

         o Honeywell acquired sole ownership of its GEM Microelectronics Materials joint venture, which provides ultra-high purity straight, wet-etch and cleaning chemistries to the semiconductor industry.

         o Specialty Materials continued to execute on its portfolio repositioning, and completed the divestiture of its Performance Fibers business.

         Honeywell International is a $26 billion diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; automotive products; turbochargers; and specialty materials. Based in Morris Township, N.J., Honeywell's shares are traded on the New York, London, Chicago and Pacific Stock Exchanges. It is one of the 30 stocks that make up the Dow Jones Industrial Average and is also a component of the Standard & Poor's 500 Index. For additional information, please visit www.honeywell.com.


-------------------------------------------------------------------------------
This release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts as further described in our filings under the Securities Exchange Act.
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

4-results


                          Honeywell International Inc.
                Consolidated Statement of Operations (Unaudited)
                     (In millions except per share amounts)


                                                                      Three Months Ended December 31,
                                                                      ------------------------------
                                                                        2004                     2003
                                                                       -------                  ------
Net sales                                                               $6,640                   $6,187
                                                                        ------                   ------
Costs, expenses and other
    Cost of goods sold                                                   5,180 (A)                4,972 (C)
    Selling, general and administrative expenses                           865 (A)                  756 (C)
    (Gain) loss on sale of non-strategic businesses                         15 (B)                    2 (D)
    Equity in (income) loss of affiliated companies                        (34)                     (27)
    Other (income) expense                                                 (14)(A)                   35
    Interest and other financial charges                                    84                       82
                                                                        ------                   ------
                                                                         6,096                    5,820
                                                                        ------                   ------
Income before taxes                                                        544                      367
Tax expense (benefit)                                                      125                      (40)
                                                                        ------                   ------
Net income                                                              $  419                   $  407
                                                                        ======                   ======
Earnings per share of common stock - basic                              $ 0.49                   $ 0.47
                                                                        ======                   ======
Earnings per share of common stock - assuming dilution                  $ 0.49                   $ 0.47
                                                                        ======                   ======
Weighted average number of shares outstanding-basic                        854                      864
                                                                        ======                   ======
Weighted average number of shares outstanding -
    assuming dilution                                                      857                      866
                                                                        ======                   ======


(A) Cost of goods sold, selling, general and administrative expenses and other (income) expense include provisions of $77, $16 and $5 million, respectively, for environmental, litigation, business impairment, net repositioning and other charges. The total net pretax charges were $98 million (after-tax $61 million, or $0.07 per share).

(B) Represents the pretax loss on the sale of our Performance Fibers business, and adjustments related to businesses sold in prior periods (after-tax $3 million, with no effect on earnings per share).

(C) Cost of goods sold and selling, general and administrative expenses include provisions (credits) of $217 and ($3) million, respectively, for environmental, net repositioning and other charges. Total net pretax charges were $214 million (after-tax $19 million, or $0.02 per share). The after-tax charge includes a tax benefit associated with the redesignation of our Friction Materials business from held for sale to held and used.

(D) Represents adjustments to sales of non-strategic businesses in the third quarter of 2003 (after-tax loss $2 million, with no effect on earnings per share).



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

5-results


                     Honeywell International Inc.
           Consolidated Statement of Operations (Unaudited)
                (In millions except per share amounts)


                                                                                Twelve Months Ended December 31,
                                                                                -------------------------------
                                                                                  2004                      2003
                                                                                 -------                  -------
Net sales                                                                        $25,601                  $23,103
                                                                                 -------                  -------
Costs, expenses and other
    Cost of goods sold                                                            20,425 (A)               18,235 (D)
    Selling, general and administrative expenses                                   3,316 (A)                2,950 (D)
    (Gain) loss on sale of non-strategic businesses                                 (255)(B)                  (38)(E)
    Equity in (income) loss of affiliated companies                                  (82)(A)                  (38)(D)
    Other (income) expense                                                           (92)(A) (C)               19 (F)
    Interest and other financial charges                                             331                      335
                                                                                 -------                  -------
                                                                                  23,643                   21,463
                                                                                 -------                  -------

Income before taxes and cumulative effect of accounting change                     1,958                    1,640
Tax expense                                                                          511                      296
                                                                                 -------                  -------
Income before cumulative effect of accounting change                               1,447                    1,344
Cumulative effect of accounting change                                                 -                      (20)(G)
                                                                                 -------                  -------
Net income                                                                       $ 1,447                  $ 1,324
                                                                                 =======                  =======
Earnings per share of common stock - basic:
    Income before cumulative effect of accounting change                         $  1.68                  $  1.56
    Cumulative effect of accounting change                                             -                    (0.02)(G)
                                                                                 -------                  -------
    Net income                                                                   $  1.68                  $  1.54
                                                                                 =======                  =======
Earnings per share of common stock - assuming dilution:
    Income before cumulative effect of accounting change                         $  1.68                  $  1.56
    Cumulative effect of accounting change                                             -                    (0.02)(G)
                                                                                 -------                  -------
    Net income                                                                   $  1.68                  $  1.54
                                                                                 =======                  =======
Weighted average number of shares outstanding-basic                                  859                      861
                                                                                 =======                  =======
Weighted average number of shares outstanding -
    assuming dilution                                                                862                      862
                                                                                 =======                  =======


(A) Cost of goods sold, selling, general and administrative expenses, equity in (income) loss of affiliated companies and other (income) expense include provisions of $461, $25, $6 and $5 million, respectively, for environmental, litigation, business impairment, net repositioning and other charges. Total net pretax charges were $497 million (after-tax $310 million, or $0.36 per share).

(B) Represents the pretax gains on the sales of our VCSEL Optical Products and Security Monitoring businesses, the pretax loss on the sale of our Performance Fibers business, and adjustments related to businesses sold in prior periods (after-tax $144 million, or $0.17 per share).

(C) Includes a gain of $27 million (after-tax $17 million, or $0.02 per share) related to the settlement of a patent infringement lawsuit.

(D) Cost of goods sold, selling, general and administrative expenses and equity in (income) loss of affiliated companies include provisions of $272, $4 and $2 million, respectively, for environmental, net repositioning and other charges. Total net pretax charges were $278 million (after-tax $41 million, or $0.05 per share). The after-tax charge includes tax benefits from the redesignation of our Friction Materials business from held for sale to held and used and a tax settlement related to a prior year asset impairment.

(E) Represents the pretax gain on the sale of our Engineering Plastics and several other non-strategic businesses (after-tax $4 million, with no effect on earnings per share). The after-tax gain includes tax benefits associated with prior capital losses.

(F) Includes a gain of $20 million (after-tax $15 million, or $0.02 per share) related to the settlement of a patent infringement lawsuit.

(G) Effective January 1, 2003, we adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (SFAS No.
     143). SFAS No. 143 requires recognition of the fair value of obligations associated with the retirement of tangible long-lived assets when there is a legal obligation to incur such costs. This adoption resulted in an after-tax cumulative effect expense adjustment of $20 million, or $0.02 per share.



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

6-results


                          Honeywell International Inc.
                            Segment Data (Unaudited)
                              (Dollars in millions)


Net Sales                                                    Periods Ended December 31,
---------                                                    --------------------------
                                                     Three Months                    Twelve Months
                                                     ------------                    -------------
                                                 2004            2003              2004             2003
                                                ------          ------           -------          -------
Aerospace                                       $2,523          $2,359           $ 9,748          $ 8,813

Automation and Control Solutions                 2,122           2,035             8,031            7,464

Specialty Materials                                864             792             3,497            3,169

Transportation Systems                           1,130           1,000             4,323            3,650

Corporate                                            1               1                 2                7
                                                ------          ------           -------          -------
     Total                                      $6,640          $6,187           $25,601          $23,103
                                                ======          ======           =======          =======



Segment Profits                                              Periods Ended December 31,
---------------                                              --------------------------
                                                     Three Months                    Twelve Months
                                                     ------------                    -------------
                                                 2004            2003              2004             2003
                                                ------          ------           -------          -------
Aerospace                                      $   426          $  374           $ 1,479        $   1,221

Automation and Control Solutions                   257             251               894              843

Specialty Materials                                 47              37               184              136

Transportation Systems                             145             132               575              461

Corporate                                          (41)            (43)             (158)            (142)
                                                ------          ------           -------          -------
     Total Segment Profit                          834             751             2,974            2,519
Gain (loss) on sale of non-strategic businesses    (15)             (2)              255               38
Equity in income of affiliated companies            34              27                82               38
Other income (expense)                              14             (35)               92              (19)
Interest and other financial charges               (84)            (82)             (331)            (335)
Pension and other postretirement benefits
    (expense)(A)                                  (146)            (78)             (628)            (325)
Repositioning, environmental, litigation,
    business impairment and other charges (A)      (93)           (214)             (486)            (276)
                                                ------          ------           -------          -------
     Income before taxes and cumulative
         effect of accounting change            $  544          $  367           $ 1,958          $ 1,640
                                                ======          ======           =======          =======


(A) Amounts included in cost of goods sold and selling, general and administrative expenses.





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

7-results


                          Honeywell International Inc.
                     Consolidated Balance Sheet (Unaudited)
                              (Dollars in millions)

                                                            December 31,   December 31,
                                                               2004            2003
                                                            ------------   ------------
ASSETS
Current assets:
    Cash and cash equivalents                                 $ 3,701        $ 2,950
    Accounts, notes and other receivables                       4,243          3,643
    Inventories                                                 3,160          3,040
    Deferred income taxes                                       1,238          1,526
    Other current assets                                          542            465
                                                              -------        -------
         Total current assets                                  12,884         11,624

Investments and long-term receivables                             427            569
Property, plant and equipment - net                             4,331          4,295
Goodwill                                                        6,013          5,789
Other intangible assets - net                                   1,241          1,098
Insurance recoveries for asbestos related liabilities           1,412          1,317
Deferred income taxes                                             598            342
Prepaid pension benefit cost                                    2,985          3,173
Other assets                                                    1,105          1,107
                                                              -------        -------
         Total assets                                         $30,996        $29,314
                                                              =======        =======

LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities:
    Accounts payable                                          $ 2,564        $ 2,240
    Short-term borrowings                                          28            152
    Commercial paper                                              220              -
    Current maturities of long-term debt                          956             47
    Accrued liabilities                                         4,901          4,314
                                                              -------        -------
         Total current liabilities                              8,669          6,753

Long-term debt                                                  4,069          4,961
Deferred income taxes                                             444            316
Postretirement benefit obligations other than pensions          1,713          1,683
Asbestos related liabilities                                    2,006          2,279
Other liabilities                                               2,677          2,593
Shareowners' equity                                            11,418         10,729
                                                              -------        -------
         Total liabilities and shareowners' equity            $30,996        $29,314
                                                              =======        =======

Certain prior year amounts have been reclassified to conform with the current year presentation.


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

8-results




                          Honeywell International Inc.
                Consolidated Statement of Cash Flows (Unaudited)
                              (Dollars in millions)

                                                                        Three Months Ended       Twelve Months Ended
                                                                            December 31,             December 31,
                                                                        -------------------     --------------------
                                                                          2004        2003        2004        2003
                                                                        -------     -------     -------     --------
Cash flows from operating activities:
    Net income                                                          $   419     $   407     $ 1,447     $ 1,324
    Adjustments to reconcile net income to net cash provided
    by operating activities:
        Cumulative effect of accounting change                              -           -           -            20
        (Gain) loss on sale of non-strategic businesses                      15           2        (255)        (38)
        Repositioning, environmental, litigation and business
            impairment charges                                               98         214         497         278
        Severance and exit cost payments                                    (41)        (53)       (164)       (200)
        Environmental and non-asbestos litigation payments                 (142)        (32)       (273)        (91)
        Asbestos related liability payments                                 (94)        (90)       (518)       (557)
        Insurance receipts for asbestos related liabilities                   6         187          67         664
        Depreciation and amortization                                       156         176         650         661
        Undistributed earnings of equity affiliates                         (22)        (27)        (75)        (38)
        Deferred income taxes                                               183         (11)        335         344
        Pension and other postretirement benefits expense                   146          78         628         325
        Pension contributions - U.S. Plans                                  (30)       (500)        (40)       (670)
        Other postretirement benefit payments                               (55)        (60)       (207)       (203)
        Other                                                               (19)        119        (121)        (16)
        Changes in assets and liabilities, net of the effects of
            acquisitions and divestitures:
               Accounts, notes and other receivables                       (152)       (164)       (470)       (236)
               Inventories                                                  (42)        101         (84)        118
               Other current assets                                         (78)          1         (77)        (20)
               Accounts payable                                             222         122         408         240
               Accrued liabilities                                          196          33         505         294
                                                                        -------     -------     -------     -------
Net cash provided by operating activities                                   766         503       2,253       2,199
                                                                        -------     -------     -------     -------

Cash flows from investing activities:
    Expenditures for property, plant and equipment                         (226)       (248)       (629)       (655)
    Proceeds from disposals of property, plant and equipment                 26          24          38          37
    Decrease in investments                                                 -           -            80         -
    Cash paid for acquisitions                                             (164)        (75)       (384)       (199)
    Proceeds from sales of businesses                                        35         -           426         137
                                                                        -------     -------     -------     -------
Net cash (used for) investing activities                                   (329)       (299)       (469)       (680)
                                                                        -------     -------     -------     -------

Cash flows from financing activities:
    Net increase (decrease) in commercial paper                             200         -           220        (201)
    Net increase (decrease) in short-term borrowings                          5         -          (121)         81
    Proceeds from issuance of common stock                                   12          15          74          54
    Payments of long-term debt                                               (6)        (66)        (29)       (147)
    Repurchases of common stock                                            (382)        (37)       (724)        (37)
    Cash dividends on common stock                                         (160)       (162)       (643)       (645)
                                                                        -------     -------     -------     -------
Net cash (used for) financing activities                                   (331)       (250)     (1,223)       (895)
                                                                        -------     -------     -------     -------

Effect of foreign exchange rate changes on cash and cash equivalents        162         126         190         305
                                                                        -------     -------     -------     -------

Net increase in cash and cash equivalents                                   268          80         751         929
Cash and cash equivalents at beginning of period                          3,433       2,870       2,950       2,021
                                                                        -------     -------     -------     -------
Cash and cash equivalents at end of period                              $ 3,701     $ 2,950     $ 3,701     $ 2,950
                                                                        =======     =======     =======     =======


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

9-results


                          Honeywell International Inc.
            Reconciliation of Cash Provided by Operating Activities
                         to Free Cash Flow (Unaudited)
                              (Dollars in millions)

                                                       Three Months Ended              Twelve Months Ended
                                                          December 31,                      December 31,
                                                      --------------------            -------------------
                                                       2004          2003              2004          2003
                                                      ------        ------            ------        ------
Cash provided by operating activities                 $  766        $  503            $2,253        $2,199

Expenditures for property, plant and equipment          (226)         (248)             (629)         (655)
                                                      ------        ------            ------        ------

Free cash flow                                        $  540        $  255            $1,624        $1,544
                                                      ======        ======            ======        ======


We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.